Exhibit 99.2

NEWS RELEASE

5904 Richmond Highway
Alexandria, Virginia 22303
Tel: (703) 329-9400
Fax: (703) 329-8187
www.analex.com	Release:	IMMEDIATE
	For:	ANALEX CORPORATION
(Symbol: NLX)

Contact:	Amber Gordon
(703) 329-9400

ANALEX ANNOUNCES 2004 ANNUAL STOCKHOLDERS’ MEETING

Alexandria, VA, July 29, 2004 – Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today announced that its 2004 Annual Stockholders’ Meeting will be held on Wednesday, September 15, 2004 in New York City. The record date is July 23, 2004 for stockholders entitled to vote at the meeting. Further details regarding the location of the meeting will be announced in the near future.

Webcast Today

In a separate announcement, Analex today reported its second quarter 2004 financial results. The company will be hosting a webcast / conference call at 11:00 a.m. (ET) today, during which management will make a brief presentation regarding second quarter results and operating trends. A question-and-answer session will follow. Interested parties can listen to the conference call over the Internet from Analex’s website at www.analex.com. A replay will be available over the Internet and can be accessed on Analex’s website. A recorded replay of the conference call and question / answer session will also be available through August 27, 2004 via telephone at 888-286-8010 (replay Pass Code: # 72721086).

About Analex

Analex specializes in providing intelligence, systems engineering and security services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company’s stock trades on the American Stock Exchange under the symbol NLX. The Company can be found on the Internet at www.analex.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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